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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF MAI SYSTEMS CORPORATION

                                   (12/31/98)


The following is a list showing MAI Systems Corporation and each of its subsidiaries, as of December 31, 1998, indicating each jurisdiction under the laws of which it was organized:

                                                           JURISDICITION OF
               NAME:                                       INCORPORATION
               -----                                       ----------------
      MAI SYSTEMS CORPORATION                              DELAWARE

      Gaming Systems International                         Nevada

      MAI Canada Ltd.                                      Canada

      CLS Software International, Inc.                     California

      CLS de Mexico, S.A. de C.V.                          Mexico

      MAI del Caribe, Inc.                                 Delaware

      Computerized Lodging Systems B.V.                    Netherlands

      MAI de Venezuela, S.A.                               Venezuela

      Hotel Information Systems Ltd.                       Hong Kong

      Hotel Information Systems, Pte. Limited              Singapore

      MAI Information Solutions Limited                    United Kingdom

      Boss Solutions Limited                               Hong Kong